EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-KSB of Capitol City Bancshares, Inc. (the “Company”) for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), George G. Andrews, Chief Executive Officer of the Company, and Wilhelmina Hackney, Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ GEORGE G. ANDREWS
GEORGE G. ANDREWS
Chief Executive Officer
May 18, 2007

/s/ WILHELMINA HACKNEY
WILHELMINA HACKNEY
Principal Financial and Accounting Officer
May 18, 2007

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.